Exhibit 3.2

AMENDED AND RESTATED BYLAWS

OF

CRYPORT, INC.

(as amended and restated on October 22, 2012)

ARTICLE 1

OFFICES

1.1 BUSINESS OFFICE

The principal business office (“principal office”) of the corporation shall be located at any place either inside or outside the State of Nevada as designated in the corporation’s most current Annual Report filed with the Nevada Secretary of State. The corporation may have such other offices, either inside or outside the State of Nevada, as the Board of Directors may designate or as the business of the corporation may require from time to time.

1.2 REGISTERED OFFICE

The registered office of the corporation shall be located within the State of Nevada. The address of the registered office may be changed from time to time by the Board of Directors. The corporation may also have offices at such other places both within and without the State of Nevada as the Board of Directors may from time to time determine or that the business of the corporation requires.

ARTICLE 2

SHAREHOLDERS

2.1 ANNUAL SHAREHOLDER MEETING

The annual meeting of the shareholders shall be held each year at a date and time fixed by the Board of Directors, for the purpose of electing directors and for the transaction of such other business as may come before the meeting. If the day fixed for the annual meeting shall be a legal holiday in the State of Nevada, such meeting shall be held on the next succeeding business day. If the election of directors shall not be held on the day designated herein for any annual meeting of the shareholders, or at any subsequent continuation after adjournment thereof, the Board of Directors shall cause the election to be held at a special meeting of the shareholders as soon thereafter as convenient.

2.2 SPECIAL SHAREHOLDER MEETINGS

Special meetings of the shareholders, for any purpose or purposes described in the notice of meeting, may be called by the president, or by the Board of Directors, and shall be called by the president at the request of the holders of not less than one-tenth of all outstanding shares of the corporation entitled to vote on any issue at the meeting.

2.3 PLACE OF SHAREHOLDER MEETINGS

The Board of Directors may designate any place, either inside or outside the State of Nevada, as the place for any annual or any special meeting of the shareholders, unless by written consent, which may be in the form of waivers of notice or otherwise, all shareholders entitled to vote at the meeting designate a different place, either inside or outside the State of Nevada, as the place for the holding of such meeting. If no designation is made by either the Board of Directors or unanimous action of the voting shareholders, the place of meeting shall be the principal office of the corporation in the State of Nevada.

2.4 NOTICE OF SHAREHOLDER MEETING

(a) REQUIRED NOTICE. Written notice stating the place, day and hour of any annual or special shareholder meeting shall be delivered not less than 10 nor more than 60 days before the date of the meeting, either personally, by mail, or electronically (subject to Section 2.4(b)), by or at the direction of the president, the Board of Directors, or other persons calling the meeting, to each shareholder of record entitled to vote at such meeting and to any other shareholder entitled by the laws of the State of Nevada governing corporations (the “Act”) or the Articles of Incorporation (“Articles”) to receive notice of the meeting.

(b) ELECTRONIC NOTICE.

(i) On consent of a shareholder, notice of a meeting (or any notice required by the Act, Articles of Incorporation, or Bylaws) from the corporation may be given to the shareholder by electronic transmission. The shareholder may specify the form of electronic transmission to be used to communicate notice. The shareholder may revoke this consent by written notice to the corporation. The consent of a shareholder is considered revoked if the corporation is unable to deliver by electronic transmission two consecutive notices, and the secretary, assistant secretary or transfer agent of the corporation, or another person responsible for delivering notice on behalf of the corporation, knows that delivery of these two electronic transmissions was unsuccessful. Inadvertent failure to treat the unsuccessful transmissions as a revocation of the shareholder’s consent does not affect the validity of a meeting or other action.

(ii) An “electronic transmission” means any form or process of communication not directly involving the physical transmission of paper or another tangible medium that (i) is suitable for the retention, retrieval and reproduction of information by the recipient and (ii) is retrievable and reproducible in paper form by the recipient through an automated process used in conventional commercial practice unless the sender and recipient have consented in writing to the use of the form of electronic transmission that cannot be directly reproduced in paper form, but is otherwise retrievable in perceivable form.

(c) TIME OF EFFECTIVENESS OF NOTICE. Notice shall be deemed to be effective at the earlier of: (1) when deposited in the United States mail, addressed to the shareholder at his/her/its address as it appears on the stock transfer books of the corporation, with postage thereon prepaid; (2) on the date shown on the return receipt if sent by registered or certified mail, return receipt requested, and the receipt is signed by or on behalf of the addressee; (3) when received; (4) 5 days after deposit in the United States mail, if mailed postpaid and correctly addressed to an address, provided in writing by the shareholder, which is different from that shown in the corporation’s current record of shareholders, or (5) if an electronic submission, when the notice is: (i) transmitted to a facsimile number provided by the shareholder for the purpose of receiving notice; (ii) transmitted to an electronic mail address provided by the shareholder for the purpose of receiving notice; (iii) posted on an electronic network and a message is sent to the shareholder at the address provided by the shareholder for the purpose of alerting the shareholder of a posting; or (iv) communicated to the shareholder by any other form of electronic transmission consented to by the shareholder.

(d) ADJOURNED MEETING. If any shareholder meeting is adjourned to a different date, time, or place, notice need not be given of the new date, time, and place if the new date, time, and place are announced at the meeting before adjournment. But if a new record date for the adjourned meeting is, or must be fixed (see Section 2.5 of this Article 2) then notice must be given pursuant to the requirements of paragraph (a) of this Section 2.4, to those persons who are shareholders as of the new record date.

(e) WAIVER OF NOTICE. A shareholder may waive notice of the meeting (or any notice required by the Act, Articles of Incorporation, or Bylaws), by a writing signed by the shareholder entitled to the notice, which is delivered to the corporation (either before or after the date and time stated in the notice) for inclusion in the minutes of filing with the corporate records.

A shareholder’s attendance at a meeting:

(i) waives objection to lack of notice or defective notice of the meeting unless the shareholder, at the beginning of the meeting, objects to holding the meeting or transacting business at the meeting; and

(ii) waives objection to consideration of a particular matter at the meeting that is not within the purpose or purposes described in the meeting notice, unless the shareholder object to consideration of the matter when it is presented.

(f) CONTENTS OF NOTICE. The notice of each special shareholder meeting shall include a description of the purpose or purposes for which the meeting is called. Except as provided in this Section 2.4(f), or as provided in the corporation’s Articles, or otherwise in the Act, the notice of an annual shareholder meeting need not include a description of the purpose or purposes for which the meeting is called.

If a purpose of any shareholder meeting is to consider either: (1) a proposed amendment to the Articles of Incorporation (including any restated articles requiring shareholder approval); (2) a plan of merger or share exchange; (3) the sale, lease, exchange or other disposition of all, or substantially all of the corporation’s property; (4) the dissolution of the corporation; or (5) the removal of a director, the notice must so state and be accompanied by, respectively, a copy or summary of the: (a) articles of amendment; (b) plan of merger or share exchange; and (c) transaction for disposition of all, or substantially all, of the corporation’s property. If the proposed corporate action creates dissenters’ rights, as provided in the Act, the notice must state that shareholders are, or may be entitled to assert dissenters’ rights, and must be accompanied by a copy of relevant provisions of the Act. If the corporation issues, or authorizes the issuance of shares for promissory notes or for promises to render services in the future, the corporation shall report in writing to all the shareholders the number of shares authorized or issued, and the consideration received with or before the notice of the next shareholder meeting. Likewise, if the corporation indemnifies or advances expenses to an officer or a director, this shall be reported to all the shareholders with or before notice of the next shareholder meeting.

2.5 FIXING OF RECORD DATE

For the purpose of determining shareholders of any voting group entitled to notice of or to vote at any meeting of shareholders, or shareholders entitled to receive payment of any distribution or dividend, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors may fix in advance a date as the record date. Such record date shall not be more than 60 days or less than 10 days prior to the date on which the particular action requiring such determination of shareholders entitled to notice of, or to vote at a meeting of shareholders, or shareholders entitled to receive a share dividend or distribution. If no record date is fixed by the Board of Directors, the record date for determination of such shareholders shall be at the close of business on:

(a) With respect to an annual shareholder meeting or any special shareholder meeting called by the Board of Directors or any person specifically authorized by the Board of Directors or these Bylaws to call a meeting, the day before the first notice is given to shareholders;

(b) With respect to a special shareholder meeting demanded by the shareholders, the date the first shareholder signs the demand;

(c) With respect to the payment of a share dividend, the date the Board of Directors authorizes the share dividend;

(d) With respect to actions taken in writing without a meeting pursuant to Article 2, Section 2.12, the first date any shareholder signs a consent; and

(e) With respect to a distribution to shareholders, other than one involving a repurchase or reacquisition of shares, the date the Board of Directors authorizes the distribution.

When a determination of shareholders entitled to vote at any meeting of shareholders has been made, as provided in this section, such determination shall apply to any adjournment thereof unless the Board of Directors fixes a new record date, which it must do if the meeting is adjourned to a date more than 60 days after the date fixed for the original meeting. If a new record date is required, unless a different date is selected by the Board of Directors, the record date shall be the day before the notice of such meeting is given to shareholders.

2.6 SHAREHOLDER LIST

The officer or agent having charge of the stock transfer books for shares of the corporation shall, at least ten (10) days before each meeting of shareholders, make a complete record of the shareholders entitled to vote at each meeting of shareholders, arranged in alphabetical order, with the address of and the number of shares held by each. The list must be arranged by class or series of shares. The corporation shall not be required to include electronic mail addresses or other electronic contact information on such list. The shareholder list must be available for inspection by any shareholder, beginning two business days after notice of the meeting is given for which the list was prepared and continuing through the meeting. The list shall be available at the corporation’s principal office or at a place in the city where the meeting is to be held, as set forth in the notice of meeting. A shareholder, his/her/its agent or attorney, is entitled, on written demand, to inspect and to copy the list during regular business hours and at his/her/its expense, during the period it is available for inspection. The corporation shall maintain the shareholder list in written form or in another form capable of conversion into written form within a reasonable time.

2.7 SHAREHOLDER QUORUM AND VOTING REQUIREMENTS

A majority of the outstanding shares of the corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders. If less than a majority of the outstanding shares are represented at a meeting, the chairman of such meeting may adjourn the meeting from time to time without further notice. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. The shareholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum. Once a share is represented for any purpose at a meeting, it is deemed present for quorum purposes for the remainder of the meeting and for any adjournment of that meeting; unless a new record date is or must be set for that adjourned meeting. If a quorum exists, a majority vote of those shares present and voting at a duly organized meeting shall suffice to defeat or enact any proposal unless the Statutes of the State of Nevada, the Articles of Incorporation or these Bylaws require a greater-than-majority vote, in which event the higher vote shall be required for the action to constitute the action of the corporation.

2.8 INCREASING EITHER QUORUM OR VOTING REQUIREMENTS

For purposes of this Section 2.8, a “supermajority” quorum is a requirement that more than a majority of the votes of the voting group be present to constitute a quorum; and a “supermajority” voting requirement is any requirement that requires the vote of more than a majority of the affirmative votes of a voting group at a meeting.

The shareholders, but only if specifically authorized to do so by the Articles of Incorporation, may adopt, amend, or delete a Bylaw which fixes a “supermajority” quorum or “supermajority” voting requirement. The adoption or amendment of a Bylaw that adds, changes, or deletes a “supermajority” quorum or voting requirement for shareholders must meet the same quorum requirement and be adopted by the same vote required to take action under the quorum and voting requirement then if effect or proposed to be adopted, whichever is greater.

A Bylaw that fixes a supermajority quorum or voting requirement for shareholders may not be adopted, amended, or repealed by the Board of Directors.

2.9 PROXIES

At all meetings of shareholders, a shareholder may vote in person, or vote by written proxy executed in writing by the shareholder or executed by his/her/its duly authorized attorney-in fact. Such proxy shall be filed with the secretary of the corporation or other person authorized to tabulate votes before or at the time of the meeting. No proxy shall be valid after six (6) months from the date of its execution unless otherwise specifically provided in the proxy or coupled with an interest.

2.10 VOTING OF SHARES

Unless otherwise provided in the articles, each outstanding share entitled to vote shall be entitled to one vote upon each matter submitted to a vote at a meeting of shareholders. Shares held by an administrator, executor, guardian or conservator may be voted by him, either in person or by proxy, without the transfer of such shares into his/her/its name. Shares standing in the name of a trustee may be voted by him, either in person or by proxy, but trustee shall be entitled to vote shares held by him without transfer of such shares into his/her/its name. Shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into his/her/its name if authority to do so is contained in an appropriate order of the Court by which such receiver was appointed. A shareholder whose shares are pledged shall be entitled to vote such shares until the shares are transferred into the name of the pledgee, and thereafter, the pledgee shall be entitled to vote the shares so transferred. Shares of its own stock belonging to the corporation or held by it in a fiduciary capacity shall not be voted, directly or indirectly, at any meeting, and shall not be counted in determining the total number of outstanding shares at any given time. Redeemable shares are not entitled to vote after notice of redemption is mailed to the holders and a sum sufficient to redeem the shares has been deposited with a bank, trust company, or other financial institution under an irrevocable obligation to pay the holders the redemption price on surrender of the shares.

2.11 CORPORATION’S ACCEPTANCE OF VOTES

(a) If the name signed on a vote, consent, waiver, or proxy appointment corresponds to the name of a shareholder, the corporation, if acting in good faith, is entitled to accept the vote, consent, waiver, or proxy appointment and give it effect as the act of the shareholder.

(b) If the name signed on a vote, consent, waiver, or proxy appointment does not correspond to the name of its shareholder, the corporation, if acting in good faith, is nevertheless entitled to accept the vote, consent, waiver, or proxy appointment and give it effect as the act of the shareholder if:

(i) the shareholder is an entity, as defined in the Act, and the name signed purports to be that of an officer or agent of the entity;

(ii) the name signed purports to be that of an administrator, executor, guardian or conservator representing the shareholder and, if the corporation requests, evidence of fiduciary status acceptable to the corporation has been presented with respect to the vote, consent, waiver, or proxy appointment;

(iii) the name signed purports to be that of a receiver or trustee in bankruptcy of the shareholder and, if the corporation requests, evidence of his/her/its status acceptable to the corporation has been presented with respect to the vote, consent, waiver or proxy appointment;

(iv) the name signed purports to be that of a pledgee, beneficial owner, or attorney-in-fact of the shareholder and, if the corporation requests, evidence acceptable to the corporation of the signatory’s authority to sign for the shareholder has been presented with respect to the vote, consent, waiver, or proxy appointment; or

(v) the shares are held in the name of two or more persons as co-tenants or fiduciaries and the name signed purports to be the name of at least one of the co-owners and the person signing appears to be acting on behalf of all the co-owners.

(c) If authorized by the Board of Directors, votes, consents, waivers, or proxies may be submitted by electronic transmission (as defined in Section 2.4(b)(ii)); provided, that any such electronic transmission must either set forth or be submitted with information from which it can be determined that the electronic transmission was authorized by the shareholder or proxy holder.

(d) The corporation is entitled to reject a vote, consent, waiver, or proxy appointment if the secretary or other officer or agent authorized to tabulate votes, acting in good faith, has reasonable basis for doubt about the validity of the signature on it or about the signatory’s authority to sign for the shareholder.

(e) The corporation and its officer or agent who accepts or rejects a vote, consent, waiver, or proxy appointment in good faith and in accordance with the standards of this Section 2.11 are not liable in damages to the shareholder for the consequences of the acceptance or rejection.

(f) Corporate action based on the acceptance or rejection of a vote, consent, waiver, or proxy appointment under this section is valid unless a court of competent jurisdiction determines otherwise.

2.12 INFORMAL ACTION BY SHAREHOLDERS

Any action required or permitted to be taken at a meeting of the shareholders may be taken without a meeting if one or more written consents, setting forth the action so taken, shall be signed by shareholders holding a majority of the shares entitled to vote with respect to the subject matter thereof, unless a “supermajority” vote is required by these Bylaws, in which case a “supermajority” vote will be required. Such consent shall be delivered to the corporation secretary for inclusion in the minute book. A consent signed under this Section has the effect of a vote at a meeting and may be described as such in any document.

Unless otherwise prohibited by law, an electronic transmission (as defined in Section 2.4(b)(ii) above) consenting to an action to be taken and transmitted by a shareholder or proxy holder, or by a person or persons authorized to act for a shareholder or proxy holder, shall be deemed to be written, signed and delivered for purposes of this section; provided, that any such electronic transmission sets forth or is delivered with information from which the Corporation can determine (i) that the electronic transmission was transmitted by the shareholder or proxy holder or by a person or persons authorized to act for the shareholder or proxy holder and (ii) the date on which such shareholder or proxy holder or authorized person or persons transmitted such electronic transmission.

In the event that the Board of Directors shall have instructed the officers of the Corporation to solicit the vote or written consent of the shareholders of the Corporation, unless otherwise prohibited by law, an electronic transmission of a shareholder written consent given pursuant to such solicitation may be delivered to the Secretary or the President of the Corporation or to a person designated by the Secretary or the President. The Secretary or the President of the Corporation or a designee of the Secretary or the President shall cause any such written consent by electronic transmission to be reproduced in paper form and inserted into the corporate records.

2.13 VOTING FOR DIRECTORS

Unless otherwise provided in the Articles of Incorporation, directors are elected by a plurality of the votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present.

2.14 NATURE OF BUSINESS AT MEETINGS OF THE SHAREHOLDERS

No business (other than nomination of directors pursuant to Article 2, Section 2.15 of these Bylaws) may be transacted at any annual meeting of the shareholders, or at any special meeting of the shareholders, other than business that is (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors (or any duly authorized committee thereof) or the president, (b) otherwise properly brought before the meeting by or at the direction of the Board of Directors (or any duly authorized committee thereof), the chairman of the board or the president or (c) otherwise properly brought before the meeting by any shareholder of the corporation (i) who is a shareholder of record on the date of the giving of the notice provided for in this Section 2.14 and on the record date for the determination of shareholders entitled to vote at such meeting and (ii) who complies with the notice procedures set forth in this Section 2.14. In addition to any other applicable requirements, for business to be properly brought by a shareholder before an annual meeting, or at any special meeting, of the shareholders, such shareholder must have given timely notice thereof in proper written form to the secretary of the corporation.

To be timely, a shareholder’s notice to the secretary must be delivered to or mailed and received at the corporation’s corporate headquarters (a) in the case of an annual meeting, not less than 120 days prior to the anniversary date of the immediately preceding annual meeting of the shareholders; provided, however, that in the event that the annual meeting is called for a date that is not within 30 days before or after such anniversary date, notice by the shareholder in order to be timely must be so received not later than the close of business on the tenth day following the day on which notice of the date of the annual meeting was mailed or public disclosure of the date of the annual meeting was made, whichever first occurs; and (b) in the case of a special meeting of the shareholders, not later than the close of business on the tenth day following the day on which notice of the date of the special meeting was mailed or public disclosure of the date of the special meeting was made, whichever first occurs.

To be in proper written form, a shareholder’s notice to the secretary must set forth as to each matter such shareholder proposes to bring before the annual meeting, or at any special meeting, of the shareholders (a) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting, (b) the name and record address of such shareholder, (c) the class or series and number of shares of capital stock of the corporation which are owned beneficially or of record by such shareholder, (d) a description of all arrangements or understandings between such shareholder and any other person or persons (including their names) in connection with the proposal of such business by such shareholder and any material interest of such shareholder in such business and (e) a representation that such shareholder intends to appear in person or by proxy at the meeting to bring such business before the meeting.

No business shall be conducted at the annual meeting, or at any special meeting, of the shareholders except business brought before the meeting in accordance with the procedures set forth in this Section 2.14. If the chairman of any meeting determines that business was not properly brought before the meeting in accordance with the foregoing procedures, the chairman shall declare to the meeting that the business was not properly brought before the meeting and such business shall not be transacted.

2.15 NOMINATION OF DIRECTORS

Only persons who are nominated in accordance with the following procedures shall be eligible for election as directors of the corporation. Nominations of persons for election to the Board of Directors may be made at any annual meeting of the shareholders, or at any special meeting of the shareholders, (a) by or at the direction of the Board of Directors (or any duly authorized committee thereof) or (b) by any shareholder of the corporation who (i) is a shareholder of record on the date of the giving of the notice provided for in this Section 2.15 and on the record date for the determination of shareholders entitled to vote at such meeting and (ii) complies with the notice procedures set forth in this Section 2.15. In addition to any other applicable requirements, for a nomination to be made by a shareholder, such shareholder must have given timely notice thereof in proper written form to the secretary of the corporation.

To be timely, a shareholder’s notice to the secretary must be delivered to or mailed and received at the corporation’s corporate headquarters of the corporation (a) in the case of an annual meeting, not less than 120 days prior to the anniversary date of the immediately preceding annual meeting of the shareholders; provided, however, that in the event that the annual meeting is called for a date that is not within 30 days before or after such anniversary date, notice by the shareholder in order to be timely must be so received not later than the close of business on the tenth day following the day on which notice of the date of the annual meeting was mailed or public disclosure of the date of the annual meeting was made, whichever first occurs; and (b) in the case of a special meeting of the shareholders called for the purpose of electing directors, not later than the close of business on the tenth day following the day on which notice of the date of the special meeting was mailed or public disclosure of the date of the special meeting was made, whichever first occurs.

To be in proper written form, a shareholder’s notice to the secretary must set forth (a) as to each person whom the shareholder proposes to nominate for election as a director (i) the name, age, business address and residence address of the person, (ii) the principal occupation or employment of the person, (iii) the class or series and number of shares of capital stock of the corporation which are owned beneficially or of record by the person and (iv) any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Securities Exchange Act of 1934, as amended (the

“Exchange Act”), and the rules and regulations promulgated thereunder; and (b) as to the shareholder giving the notice (i) the name and record address of such shareholder, (ii) the class or series and number of shares of capital stock of the corporation which are owned beneficially or of record by such shareholder, (iii) a description of all arrangements or understandings between such shareholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such shareholder, (iv) a representation that such shareholder intends to appear in person or by proxy at the meeting to nominate the persons named in its notice and (v) any other information relating to such shareholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder. Such notice must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a director if elected.

No person shall be eligible for election as a director of the corporation by the shareholders unless nominated in accordance with the procedures set forth in this Section 2.15. If the chairman of the meeting determines that a nomination was not made in accordance with the foregoing procedures, the chairman shall declare to the meeting that the nomination was defective and such defective nomination shall be disregarded.

ARTICLE 3

BOARD OF DIRECTORS

3.1 GENERAL POWERS

Unless the Articles of Incorporation have dispensed with or limited the authority of the Board of Directors by describing who will perform some or all of the duties of a Board of Directors, all corporate powers shall be exercised by or under the authority of, and the business and affairs of the corporation shall be managed under the direction of the Board of Directors.

3.2 NUMBER, TENURE AND QUALIFICATION OF DIRECTORS

Unless otherwise provided in the Articles of Incorporation, the authorized number of directors shall be not less than 1 (minimum number) nor more than 9 (maximum number). The current number of authorized directors is four (4). The number of directors shall always be within the limits specified above, and as determined by resolution adopted by the Board of Directors. After any shares of this corporation are issued, neither the maximum nor minimum number of directors can be changed, nor can a fixed number be substituted for the maximum and minimum numbers, except by a duly adopted amendment to the Articles of Incorporation duly approved by a majority of the outstanding shares entitled to vote. Each director shall hold office until the next annual meeting of shareholders or until removed. However, if his/her term expires, he shall continue to serve until his/her successor shall have been elected and qualified, or until there is a decrease in the number of directors. Unless required by the Articles of Incorporation, directors do not need to be residents of Nevada or shareholders of the corporation.

3.3 REGULAR MEETINGS OF THE BOARD OF DIRECTORS

A regular meeting of the Board of Directors shall be held without other notice than this Bylaw immediately after, and at the same place as, the annual meeting of shareholders. The Board of Directors may provide, by resolution, the time and place for the holding of additional regular meetings without other notice than such resolution. (If permitted by Section 3.7, any regular meeting may be held by telephone).

3.4 SPECIAL MEETING OF THE BOARD OF DIRECTORS

Special meetings of the Board of Directors may be called by or at the request of the president or any one director. The person or persons authorized to call special meetings of the Board of Directors may fix any place, either within or without the State of Nevada, as the place for holding any special meeting of the Board of Directors or, if permitted by Section 3.7, any special meeting may be held by telephone.

3.5 NOTICE OF, AND WAIVER OF NOTICE OF, SPECIAL MEETINGS OF THE BOARD OF DIRECTORS

Unless the Articles of Incorporation provide for a longer or shorter period, notice of any special meeting of the Board of Directors shall be given at least two days prior thereto, either orally or in writing. If mailed, notice of any director meeting shall be deemed to be effective at the earlier of: (1) when received; (2) five days after deposited in the United States mail, addressed to the director’s business office, with postage thereon prepaid; or (3) the date shown on the return receipt, if sent by registered or certified mail, return receipt requested, and the receipt is signed by or on behalf of the director. Notice may also be given by facsimile and, in such event; notice shall be deemed effective upon transmittal thereof to a facsimile number of a compatible facsimile machine at the director’s business office. Any director may waive notice of any meeting. Except as otherwise provided herein, the waiver must be in writing, signed by the director entitled to the notice, and filed with the minutes or corporate records. The attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business and at the beginning of the meeting, or promptly upon his/her arrival, objects to holding the meeting or transacting business at the meeting, and does not thereafter vote for or assent to action taken at the meeting. Unless required by the Articles of Incorporation or the Act, neither the business to be transacted at, nor the purpose of, any special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

3.6 DIRECTOR QUORUM

A majority of the number of directors fixed, pursuant to Section 3.2 of this Article 3, shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, unless the Articles of Incorporation or the Act require a greater number for a quorum.

Any amendment to this quorum requirement is subject to the provisions of Section 3.8 of this Article 3.

Once a quorum has been established at a duly organized meeting, the Board of Directors may continue to transact corporate business until adjournment, notwithstanding the withdrawal of enough directors to leave less than a quorum.

3.7 ACTIONS BY DIRECTORS

The act of the majority of the directors present at a meeting at which a quorum is present when the vote is taken shall be the act of the Board of Directors, unless the Articles of Incorporation or the Act requires a greater percentage. Any amendment which changes the number of directors needed to take action is subject to the provisions of Section 3.8 of this Article 3.

Unless the Articles of Incorporation provide otherwise, any or all directors may participate in a regular or special meeting by, or conduct the meeting through the use of, any means of communication by which all directors participating may simultaneously hear each other during the meeting. Minutes of any such meeting shall be prepared and entered into the records of the corporation. A director participating in a meeting by this means is deemed to be present in person at the meeting.

A director who is present at a meeting of the Board of Directors or a committee of the Board of Directors when corporate action is taken is deemed to have assented to the action taken unless: (1) he/she objects at the beginning of the meeting, or promptly upon his/her/its arrival, to holding it or transacting business at the meeting; or (2) his/her dissent or abstention from the action taken is entered in the minutes of the meeting; or (3) he/she delivers written notice of his/her dissent or abstention to the presiding officer of the meeting before its adjournment or to the corporation within 24 hours after adjournment of the meeting. The right of dissent or abstention is not available to a director who votes in favor of the action taken.

3.8 ESTABLISHING A “SUPERMAJORITY” QUORUM OR VOTING REQUIREMENT FOR THE BOARD OF DIRECTORS

For purposes of this Section 3.8, a “supermajority” quorum is a requirement that more than a majority of the directors in office constitute a quorum; and a “supermajority” voting requirement is one which requires the vote of more than a majority of those directors present at a meeting at which a quorum is present to be the act of the directors.

(a) A Bylaw that fixes a supermajority quorum or supermajority voting requirement may be amended or repealed:

(i) if originally adopted by the shareholders, only by the shareholders (unless otherwise provided by the shareholders); or

(ii) if originally adopted by the Board of Directors, either by the shareholders or by the Board of Directors.

(b) A Bylaw adopted or amended by the shareholders that fixes a supermajority quorum or supermajority voting requirement for the Board of Directors may provide that it may be amended or repealed only by a specified vote of either the shareholders or the Board of Directors.

Subject to the provisions of the preceding paragraph, action by the Board of Directors to adopt, amend, or repeal a Bylaw that changes the quorum or voting requirement for the Board of Directors must meet the same quorum requirement and be adopted by the same vote required to take action under the quorum and voting requirement then in effect or proposed to be adopted, whichever is greater.

3.9 DIRECTOR ACTION WITHOUT A MEETING

Unless the Articles of Incorporation provide otherwise, any action required or permitted to be taken by the Board of Directors at a meeting may be taken without a meeting if all the directors sign, or approve by electronic transmission, a written consent describing the action taken. Such consents shall be filed with the records of the corporation. Action taken by consent is effective when the last director signs, or approves by electronic transmission, the consent, unless the consent specifies a different effective date. A consent signed or approved by electronic transmission has the effect of a vote at a duly noticed and conducted meeting of the Board of Directors and may be described as such in any document.

3.10 RESIGNATION

Any director may resign at any time upon notice given in writing or by electronic transmission to the corporation. A resignation is effective when the resignation is delivered unless the resignation specifies a later effective date or an effective date determined upon the happening of an event or events.

3.11 REMOVAL OF DIRECTORS

The shareholders may remove one or more directors at a meeting called for that purpose if notice has been given that a purpose of the meeting is such removal. The removal may be with or without cause unless the Articles of Incorporation provide that directors may only be removed for cause. If cumulative voting is not authorized, a director may be removed only if the number of votes cast in favor of removal exceeds the number of votes cast against removal.

3.12 BOARD OF DIRECTOR VACANCIES

Unless the Articles of Incorporation provide otherwise, if a vacancy occurs on the Board of Directors, the director(s) remaining in office shall fill the vacancy. If the directors remaining in office constitute fewer than a quorum of the Board of Directors, they may fill the vacancy by the affirmative vote of a majority of all the directors remaining in office.

A vacancy that will occur at a specific later date (by reason of a resignation effective at a later date) may be filled by the Board of Directors before the vacancy occurs, but the new director may not take office until the vacancy occurs.

The term of a director elected to fill a vacancy expires at the next shareholders’ meeting at which directors are elected. However, if his/her term expires, he/she shall continue to serve until his/her successor is elected and qualifies or until there is a decrease in the number of directors.

3.13 DIRECTOR COMPENSATION

Unless otherwise provided in the Articles of Incorporation, by resolution of the Board of Directors, each director may be paid his/her expenses, if any, of attendance at each meeting of the Board of Directors, and may be paid a stated salary as director or a fixed sum for attendance at each meeting of the Board of Directors, or both. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be compensated for their service in the same manner.

3.14 DIRECTOR COMMITTEES

(a) CREATION OF COMMITTEES. Unless the Articles of Incorporation provide otherwise, the Board of Directors may create one or more committees and appoint members of the Board of Directors to serve on them. Each committee must have two or more members, who serve at the pleasure of the Board of Directors.

(b) SELECTION OF MEMBERS. The creation of a committee and appointment of members to it must be approved by the greater of (1) a majority of all the directors in office when the action is taken, or (2) the number of directors required by the Articles of Incorporation to take such action.

(c) REQUIRED PROCEDURES. Sections 3.4, 3.5, 3.6, 3.7, 3.8 and 3.9 of this Article 3 apply to committees and their members.

(d) AUTHORITY. Unless limited by the Articles of Incorporation or the Act, each committee may exercise those aspects of the authority of the Board of Directors which the Board of Directors confers upon such committee in the resolution creating the committee. Provided, however, a committee may not:

(i) authorize distributions to shareholders;

(ii) approve or propose to shareholders any action that the Act requires be approved by shareholders;

(iii) fill vacancies on the Board of Directors or on any of its committees;

(iv) amend the Articles of Incorporation;

(v) adopt, amend, or repeal Bylaws;

(vi) approve a plan of merger not requiring shareholder approval;

(vii) authorize or approve reacquisition of shares, except according to a formula or method prescribed by the Board of Directors; or

(viii) authorize or approve the issuance or sale, or contract for sale of shares, or determine the designation and relative rights, preferences, and limitations of a class or series of shares; except that the Board of Directors may authorize a committee to do so within limits specifically described by the Board of Directors.

ARTICLE 4

OFFICERS

4.1 DESIGNATION OF OFFICERS

The officers of the corporation shall be a president, a secretary, and a treasurer, each of whom shall be appointed by the Board of Directors. Such other officers and assistant officers as may be deemed necessary, including a Chairman of the Board and any vice-presidents, may be appointed by the Board of Directors. The same individual may simultaneously hold more than one office in the corporation.

4.2 APPOINTMENT AND TERM OF OFFICE

The officers of the corporation shall be appointed by the Board of Directors for a term as determined by the Board of Directors. If no term is specified, they shall hold office until the first meeting of the directors held after the next annual meeting of shareholders. If the appointment of officers is not made at such meeting, such appointment shall be made as soon thereafter as is convenient. Each officer shall hold office until his/her successor has been duly appointed and qualified, until his/her death, or until he/she resigns or has been removed in the manner provided in Section 4.3 of this Article 4.

The designation of a specified term does not grant to the officer any contract rights, and the Board of Directors can remove the officer at any time prior to the termination of such term.

Appointment of an officer shall not of itself create any contract rights.

4.3 REMOVAL OF OFFICERS

Any officer may be removed by the Board of Directors at any time, with or without cause. Such removal shall be without prejudice to the contract rights, if any, of the person so removed.

4.4 CHAIRMAN OF THE BOARD

The Chairman of the Board, if such an officer be elected, shall, if present, preside at meetings of the Board of Directors and exercise and perform such other powers and duties as may be from time to time assigned by the Board of Directors or prescribed by the Bylaws. If there is no President, the Chairman of the Board shall in addition be the Chief Executive Officer of the corporation and shall have the powers and duties described in Article 4, Section 4.5.

4.5 PRESIDENT

The president shall be the principal executive officer of the corporation and, subject to the control of the Board of Directors, shall generally supervise and control all of the business and affairs of the corporation. He/she shall, when present, preside at all meetings of the shareholders. He/she may sign, with the secretary or any other proper officer of the corporation thereunto duly authorized by the Board of Directors, certificates for shares of the corporation and deeds, mortgages, bonds, contracts, or other instruments which the Board of Directors has authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors or by these Bylaws to some other officer or agent of the corporation, or shall be required by law to be otherwise signed or executed. The president shall generally perform all duties incident to the office of president and such other duties as may be prescribed by the Board of Directors from time to time.

4.6 VICE-PRESIDENT

If appointed, in the absence of the president or in the event of the president’s death, inability or refusal to act, the vice-president (or in the event there be more than one vice-president, the vice-presidents in the order designated at the time of their election, or in the absence of any designation, then in the order of their appointment) shall perform the duties of the president, and when so acting, shall have all the powers of and be subject to all the restrictions upon the president. If there is no vice-president, then the treasurer shall perform such duties of the president. Any vice-president may sign, with the secretary or an assistant secretary, certificates for shares of the corporation the issuance of which have been authorized by resolution of the Board of Directors. A vice-president shall perform such other duties as from time to time may be assigned to him/her by the president or by the Board of Directors.

4.7 SECRETARY

The secretary shall (a) keep the minutes of the proceedings of the shareholders and of the Board of Directors in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these Bylaws or as required by law; (c) be custodian of the corporate records and of any seal of the corporation and, if there is a seal of the corporation, see that it is affixed to all documents, the execution of which on behalf of the corporation under its seal is duly authorized; (d) when requested or required, authenticate any records of the corporation; (e) keep a register of the post office address of each shareholder, as provided to the secretary by the shareholders; (f) sign with the president, or a vice-president, certificates for shares of the corporation, the issuance of which has been authorized by resolution of the Board of Directors; (g) have general charge of the stock transfer books of the corporation; and (h) generally perform all duties incident to the office of secretary and such other duties as from time to time may be assigned to /her by the president or by the Board of Directors.

4.8 TREASURER

The treasurer shall (a) have charge and custody of and be responsible for all funds and securities of the corporation; (b) receive and give receipts for moneys due and payable to the corporation from any source whatsoever, and deposit all such moneys in the name of the corporation in such banks, trust companies, or other depositaries as may be selected by the Board of Directors; and (c) generally perform all of the duties incident to the office of treasurer and such other duties as from time to time may be assigned to him/her by the president or by the Board of Directors.

If required by the Board of Directors, the treasurer shall give a bond for the faithful discharge of his/her duties in such sum and with such surety or sureties as the Board of Directors shall determine.

4.9 ASSISTANT SECRETARIES AND ASSISTANT TREASURERS

The assistant secretaries, when authorized by the Board of Directors, may sign with the president, or a vice-president, certificates for shares of the corporation, the issuance of which has been authorized by a resolution of the Board of Directors. The assistant treasurers shall respectively, if required by the Board of Directors, give bonds for the faithful discharge of their duties in such sums and with such sureties as the Board of Directors shall determine. The assistant secretaries and assistant treasurers, generally, shall perform such duties as may be assigned to them by the secretary or the treasurer, respectively, or by the president or the Board of Directors.

4.10 COMPENSATION

The compensation of the officers, if any, shall be fixed from time to time by the Board of Directors, or an authorized committee thereof.

ARTICLE 5

INDEMNIFICATION OF DIRECTORS, OFFICERS, AGENTS, AND EMPLOYEES

5.1 INDEMNIFICATION OF OFFICERS, DIRECTORS, EMPLOYEES AND AGENTS

Unless otherwise provided in the Articles of Incorporation, the corporation shall indemnify any individual made a party to a proceeding because he is or was an officer, director, employee or agent of the corporation against liability incurred in the proceeding, all pursuant to and consistent with the provisions of NRS 78.751, as amended from time to time.

5.2 ADVANCE EXPENSES FOR OFFICERS AND DIRECTORS

The expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding shall be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding, but only after receipt by the corporation of an undertaking by or on behalf of the officer or director on terms set by the Board of Directors, to repay the expenses advanced if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the corporation.

5.3 SCOPE OF INDEMNIFICATION

The indemnification permitted herein is intended to be to the fullest extent permissible under the laws of the State of Nevada, and any amendments thereto.

ARTICLE 6

CERTIFICATES FOR SHARES AND THEIR TRANSFER

6.1 CERTIFICATES FOR SHARES

(a) The shares of the corporation’s stock may be certificated or uncertificated, as provided under Nevada law, and shall be entered in the books of the corporation and registered as they are issued. Any certificates representing shares of stock shall be in such form as the Board of Directors shall prescribe, certifying the number and class of shares of the stock of the corporation owned by the shareholder. Any certificates issued to any shareholder of the corporation shall bear the name of the corporation and state that it is organized under the laws of the State of Nevada, the name of the shareholder, and the number and class (and the designation of the series, if any) of the shares represented. Each certificate shall be signed either manually or by facsimile, by (i) the president or a vice president and (ii) by the secretary or an assistant secretary, and may be sealed with the seal of the corporation or a facsimile thereof. If applicable, each certificate for shares shall be consecutively number or otherwise identified.

Within a reasonable time after the issuance or transfer of uncertificated stock, the corporation shall send to the registered owner thereof a written notice that shall set forth the name of the corporation, that the corporation is organized under the laws of the State of Nevada, the name of the shareholder, the number and class (and the designation of the series, if any) of the shares represented, and any restrictions on the transfer or registration of such shares of stock imposed by the corporation’s articles of incorporation, these Bylaws, any agreement among shareholders or any agreement between shareholders and the corporation.

(b) Legend as to Class or Series – If the corporation is authorized to issue different classes of shares or different series within a class, the designations, relative rights, preferences, and limitations applicable to each class and the variations in rights, preferences, and limitations determined for each series (and the authority of the Board of Directors to determine variations for future series) must be summarized on the front or back of the certificate (if certificates for such shares are issued) indicating that the corporation will furnish the shareholder this information on request in writing and without charge.

(c) Shareholder List – The name and address of the person to whom the shares are issued, with the number of shares and date of issue, shall be entered on the stock transfer books of the corporation.

6.2 REGISTRATION OF THE TRANSFER OF SHARES

Upon surrender to the corporation or the transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignation or authority to transfer, it shall be the duty of the corporation to issue a new certificate or evidence of the issuance of uncertificated shares to the shareholder entitled thereto, cancel the old certificate and record the transaction upon the corporation’s books. Upon the surrender of any certificate for transfer of stock, such certificate shall at once be conspicuously marked on its face “Cancelled” and filed with the permanent stock records of the corporation.

Upon the receipt of proper transfer instructions from the registered owner of uncertificated shares, such uncertificated shares shall be cancelled, issuance of new equivalent uncertificated shares or certificated shares shall be made to the shareholder entitled thereto and the transaction shall be recorded upon the books of the corporation. If the corporation has a transfer agent or registrar acting on its behalf, the signature of any officer or representative thereof may be in facsimile.

The Board of Directors may appoint a transfer agent and one or more co-transfer agents and registrar and one or more co-registrars and may make or authorize such agent to make all such rules and regulations deemed expedient concerning the issue, transfer and registration of shares of stock.

6.3 RESTRICTIONS ON TRANSFER OF SHARES PERMITTED

The Board of Directors may impose restrictions on the transfer or registration of transfer of shares, including any security convertible into, or carrying a right to subscribe for or acquire shares. A restriction does not affect shares issued before the restriction was adopted unless the holders of the shares are parties to the restriction agreement or voted in favor of the restriction.

(a) A restriction on the transfer or registration of transfer of shares may be authorized:

(i) to maintain the corporation’s status when it is dependent on the number or identity of its shareholders;

(ii) to preserve exemptions under federal or state securities law; or

(iii) for any other reasonable purpose.

(b) A restriction on the transfer or registration of transfer of shares may:

(i) obligate the shareholder first to offer the corporation or other persons (separately, consecutively, or simultaneously) an opportunity to acquire the restricted shares;

(ii) obligate the corporation or other persons (separately, consecutively, or simultaneously) to acquire the restricted shares;

(iii) require the corporation, the holders or any class of its shares, or another person to approve the transfer of the restricted shares, if the requirement is not manifestly unreasonable; or

(iv) prohibit the transfer of the restricted shares to designated persons or classes of persons, if the prohibition is not manifestly unreasonable.

A restriction on the transfer or registration of transfer of shares is valid and enforceable against the holder or a transferee of the holder if the restriction is authorized by this Section 6.3 and its existence is noted conspicuously on the front or back of the certificate. Unless so noted, a restriction is not enforceable against a person without knowledge of the restriction.

6.4 ACQUISITION OF SHARES

The corporation may acquire its own shares and unless otherwise provided in the Articles of Incorporation, the shares so acquired constitute authorized but unissued shares.

If the Articles of Incorporation prohibit the reissue of shares acquired by the corporation, the number of authorized shares is reduced by the number of shares acquired, effective upon amendment of the Articles of Incorporation, which amendment shall be adopted by the shareholders, or the Board of Directors without shareholder action (if permitted by the Act). The amendment must be delivered to the Secretary of State and must set forth:

(i) the name of the corporation;

(ii) the reduction in the number of authorized shares, itemized by class and series; and;

(iii) the total number of authorized shares, itemized by class and series, remaining after reduction of the shares.

6.5 LOST, STOLEN OR DESTROYED CERTIFICATES

Any person claiming a share certificate to be lost, stolen or destroyed shall make an affidavit or affirmation of the fact in such manner as the Board of Directors may require and shall, if the Board of Directors so requires, give the corporation a bond of indemnity in form and amount, and with one or more sureties satisfactory to the Board of Directors, as the Board of Directors may require, whereupon the corporation may issue (i) a new certificate or certificates of stock or (ii) uncertificated shares in place of any certificate or certificates previously issued by the corporation alleged to have been lost, stolen or destroyed.

ARTICLE 7

DISTRIBUTIONS

7.1 DISTRIBUTIONS

The Board of Directors may authorize, and the corporation may make, distributions (including dividends on its outstanding shares) in the manner and upon the terms and conditions provided by law.

ARTICLE 8

CORPORATE SEAL

8.1 CORPORATE SEAL

The Board of Directors may adopt a corporate seal which may be circular in form and have inscribed thereon any designation, including the name of the corporation, Nevada as the state of incorporation, and the words “Corporate Seal.”

ARTICLE 9

RECORDS, INSPECTION

9.1 RECORDS

The corporation shall maintain, in accordance with generally accepted accounting principles, adequate and correct accounts, books and records of its business and properties. All of such books, records and accounts shall be kept at its principal executive office as fixed by the Board of Directors from time to time.

9.2 INSPECTION OF BOOKS AND RECORDS

All books and records shall be open to inspection of the Directors and Shareholders from time to time and in the manner provided under applicable law.

9.3 CERTIFICATION AND INSPECTION OF BYLAWS

The original or a copy of these bylaws, as amended or otherwise altered to date, certified by the Secretary, shall be kept at the corporation’s principal executive office and shall be open to inspection by the Shareholders at all reasonable times during office hours.

9.4 CHECK, DRAFTS, ETC.

All checks, drafts, or other orders for payment of money, notes or other evidences of indebtedness, issued in the name of or payable to the corporation shall be signed or endorsed by such person or persons and in such manner as shall be determined from time to time by the Board of Directors.

9.5 CONTRACT, ETC. – HOW EXECUTED

The Board of Directors, except as in the Bylaws otherwise provided, may authorize any Officer or Officers, agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the corporation. Such authority may be general or confined to specific instances. Unless so authorized by the Board of Directors, no Officer, agent or employee shall have any power or authority to bind the corporation by any contract or agreement, or to pledge its credit, or to render it liable for any purpose or to any amount except as may be provided under applicable law.

9.6 ACCOUNTING YEAR

The accounting year of the corporation shall be fixed by resolution of the Board of Directors.

ARTICLE 10

AMENDMENTS

10.1 AMENDMENTS

The Board of Directors may amend or repeal the corporation’s Bylaws unless:

(i) The Articles of Incorporation or the Act reserve this power exclusively to the shareholders, in whole or part; or

(ii) the shareholders, in adopting, amending, or repealing a particular Bylaw, provide expressly that the Board of Directors may not amend or repeal that Bylaw; or

(iii) the Bylaw either establishes, amends or deletes a “supermajority” shareholder quorum or voting requirement, as defined in Section 2.8 of Article 2.

Any amendment which changes the voting or quorum requirement for the Board of Directors must comply with Section 3.8 of Article 3, and for the shareholders, must comply with Section 2.8 of Article 2.

The corporation’s shareholders may also amend or repeal the corporation’s Bylaws at any meeting held pursuant to Article 2.

CERTIFICATE OF SECRETARY

I hereby certify that I am the Secretary CRYOPORT, INC. and that the foregoing Amended and Restated Bylaws, consisting of twenty two (22) pages, constitutes the Amended and Restated Bylaws of CRYOPORT, INC. as duly adopted by the Board of Directors of the corporation on October 22, 2012.

IN WITNESS WHEREOF, I have hereunto subscribed my name on October 22, 2012.

/s/ Robert S. Stefanovich
Robert S. Stefanovich, Secretary